UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2006
EQUITY OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-13115	36-4151656
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Two North Riverside Plaza	60606
Suite 2100, Chicago, Illinois	(Zip Code)
(Address of principal executive
offices)
Registrant’s telephone number, including area code (312) 466-3300
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Fourth Amended and Restated Supplemental Retirement Savings Plan

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 5, 2006, the Compensation Committee (the “Committee”) of the Board of Trustees of Equity Office Properties Trust (the “Trust”) approved and adopted a Fourth Amended and Restated Supplemental Retirement Savings Plan to be effective as of January 1, 2005 (the “Current Plan”). The Current Plan amends and restates the Trust’s Third Amended and Restated Supplemental Retirement Savings Plan that was effective October 5, 2004 (the “Prior Plan”) and applies to amounts that are deferred by participants or become vested in favor of participants after December 31, 2004. The provisions of the Prior Plan (with the exception of the definition of Change in Control) shall, until immediately prior to the Company Merger Effective Time (as defined in the Agreement and Plan of Merger, dated as of November 19, 2006, among the Trust, EOP Operating Limited Partnership, a Delaware limited partnership, Blackhawk Parent LLC, a Delaware limited liability company, Blackhawk Acquisition Trust, a Maryland real estate investment trust and a wholly-owned subsidiary of Blackhawk Parent LLC, and Blackhawk Acquisition L.P., a Delaware limited partnership whose general partner is Blackhawk Acquisition Trust), continue to be applicable to the amounts that were deferred and became vested on or before December 31, 2004.
The Trust adopted the Current Plan: (i) to comply with Section 409A of the Internal Revenue Code of 1986, as amended from time to time, with respect to amounts deferred after December 31, 2004; and (ii) to provide that as soon as administratively feasible after a Change in Control (as defined in the Current Plan) the Current Plan shall be terminated and the account balance of each participant or beneficiary in the Current Plan and the Prior Plan shall be distributed according to the provisions of the Current Plan.
The Currrent Plan is a non-qualified, deferred compensation plan that provides a way for Trustees and certain highly compensated employees to defer receipt of taxable income and thereby defer income taxes and assist in saving for the future. The text of the Current Plan is attached as Exhibit 10.1 to the Current Report on Form 8-K and is incorporated herein by reference.
The amounts payable under the Current Plan and the Prior Plan to the trustees and the named executive officers of the Trust who elected to participate in either plan will depend on the amount of compensation the participant elected to defer and the investment returns of the deemed investments suggested by each participant with respect to his or her plan account.
Item 8.01 Other Events.
Cautionary Statements
In connection with this proposed transaction with Blackhawk Parent LLC and its affiliates, the Trust will file a proxy statement with the Securities and Exchange Commission (“SEC”). SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to the Trust’s shareholders. In addition, shareholders will be able to obtain the proxy statement and all other relevant documents filed by the Trust with the SEC free of charge at the SEC’s Web site www.sec.gov or from Equity Office Properties Trust, Investor Relations at Two North Riverside Plaza, Suite 2100, Chicago, Illinois, 60606, (312) 466-3300.
The Trust’s trustees, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Trust in favor of the proposed transaction. Information about the Trust and its trustees and executive officers, and their ownership of the Trust’s securities, is set forth in the proxy statement for the 2006 Annual Meeting of Shareholders of the Trust, which was filed with the SEC on April 17, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description of Exhibit
10.1	Fourth Amended and Restated Supplemental Retirement Savings Plan, as amended and restated effective January 1, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY OFFICE PROPERTIES TRUST
Date: December 11, 2006	By:	/s/ Stanley M. Stevens
Stanley M. Stevens
Executive Vice President, Chief Legal Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Location

10.1	Fourth Amended and Restated Supplemental Retirement Savings Plan, as amended and restated effective January 1, 2005	Filed herewith